EXHIBIT 32

CERTIFICATION

In connection with the Quarterly Report of Rice Midstream Partners LP ("RMP”) on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of RMP.

/s/ Jeremiah J. Ashcroft III	April 26, 2018
Jeremiah J. Ashcroft III
President and Chief Executive Officer, Rice Midstream Management LLC, RMP’s General Partner

/s/ Robert J. McNally	April 26, 2018
Robert J. McNally
Senior Vice President and Chief Financial Officer, Rice Midstream Management LLC, RMP’s General Partner